CONSENT OF
                     INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 No. 33-76533 of our report dated August 24, 2000 relating to the financial statements of Planet Resources, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/HARPER and PEARSON COMPANY


Houston, Texas
December 21, 2000